Exhibit 32.2

SECTION 1350 CERTIFICATION

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of MediaCo Holding Inc. (the “Company”), that, to his knowledge:

(1)	the Quarterly Report of the Company on Form 10-Q for the period ended November 30, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 20, 2019
/s/ RYAN A. HORNADAY
Ryan A. Hornaday
Executive Vice President, Chief Financial Officer and
Treasurer